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                                SUBORDINATED NOTE


$400,000,00 (U.S.)                                                Topeka, Kansas
10% Interest                                                      July 15, 1988


       For value received, ELECTRONIC PROCESSING, INC., a Missouri corporation ("Borrower"), hereby promises to pay to TOM W. OLOFSON, or order ("Lender"), the principal sum of Four Hundred Thousand Dollars ($400,000.00), together with interest on the unpaid principal balance from the date of this Note until paid in full at a rate equal to ten percent (10%) per annum. Interest shall be computed on the basis of a 30-day month, 360-day year.

       This Note has been issued in exchange for that certain Promissory Note, dated July 15, 1988, given by Borrower to Kansas Venture Capital, Inc., a Kansas corporation (the "Prior Note"), which was issued pursuant to the terms and provisions of a Purchase Agreement dated July 15, 1988 ("Purchase Agreement"), between Borrower (f/k/a Newco RGLG 1, Inc.) and Kansas Venture Capital, Inc., and the holder of this Note is entitled to the benefits provided for by said Purchase Agreement, reference to which is hereby made for a statement of such benefits with the same effect as if set forth herein in full. The Prior Note was assigned by Kansas Venture Capital, Inc. to Lender by written assignment dated October 15, 1991.

       Monthly payments of interest only on the unpaid principal balance shall be due and payable on the first day of each month during the term of this Note until July 14, 1998, at which time the entire unpaid principal balance of this Note and all accrued and unpaid interest and all other charges thereon shall be due and payable in full. All payments shall be credited first to accrued late charges and to mounts and charges other than principal and interest owed to Lender, then to accrued and unpaid interest, and the balance to unpaid principal. All payments shall be payable in lawful money of the United States of America and shall be payable to Lender at 501 Kansas Avenue, Kansas City, Kansas 66 105, or at such other place as Lender may designate by notice from time to time.

       If all or any portion of any installment under this Note is received by Lender more than five (5) days after the installment is due, Borrower shall pay to Lender a late charge equal to five percent (5%) of such installment, such late charge to be immediately due and payable without demand by Lender. If any installment under this Note remains past due for thirty (30) or more days or upon the occurrence of any one (1) or more of the Events of Noncompliance specified in the Purchase Agreement, then the outstanding principal balance of this Note shall bear interest during the period commencing with the end of such thirty (30) days until payments under this Note are current or as of the close of business on the date on which no Event of Noncompliance exists, as applicable, at a rate equal to five percent (5%) over the then existing interest rate on this Note, or if such increased rate of interest may not be collected from Borrower under applicable law, then at the maximum

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increased rate of interest, if any, which may be collected from Borrower under applicable law. Such default rate of interest shall accrue on any judgment rendered hereon or in connection with any foreclosure of any collateral given as security by Borrower to secure its performance under the Purchase Agreement and this Note.

       If a custodian, receiver, or liquidator is appointed for Borrower or for any of its property, or if Borrower is insolvent or makes an assignment for the benefit of creditors, or if Borrower admits in writing its inability to pay its debts as they become due, or if any proceeding under any bankruptcy law is commenced by or against Borrower, then at the option of Lender, the entire unpaid principal balance of this Note, together with all interest and other charges accrued thereon, shall immediately become due and payable in full.

If:  (a)  any monthly installment described herein is not paid when due; or
     (b) an Event of noncompliance exists under the Purchase Agreement pursuant to which this Note is issued:

then the entire principal sum outstanding, accrued interest thereon, and all other charges thereon (including but not limited to the applicable prepayment penalty) shall at once become due and payable at the option of Lender without notice to Borrower; provided, however, that in the event of any non-monetary default, Lender will give Borrower ten (10) days prior written notice of such non-monetary default before exercising any Lenders rights and remedies, and provided further that if said non-monetary default cannot be cured within ten
(10) days of the date of mailing of the notice described herein, such failure shall not constitute an event of default so long as Borrower begins curative action within said ten (10) day period and diligently pursues such action to completion within thirty (30) days of the date of the mailing of the notice. Lender shall be required to give said ten (10) day notice only twice in any consecutive twelve (12) month period. Lender may exercise this option to accelerate during any default by Borrower regardless of any prior forbearance, and acceptance by Lender of payments in arrears shall not waive or affect any prior or subsequent acceleration of this Note. Borrower agrees to pay to Lender all costs and expenses of collection and/or suit (including but not limited to any action for judicial foreclosure), including but not limited to all attorneys' fees, regardless of whether litigation and/or foreclosure is commenced.

       Borrower may prepay the principal amount outstanding in whole or in part. Lender may require that any partial prepayments be made on the date monthly installments are due and be in increments of $10,000.00. Any partial prepayments shall first be applied to the payment of all charges and amounts other than principal and interest owed to Lender, then to all accrued interest and other charges due on the date of such prepayment, and then to

                                 -2-
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the principal mount outstanding. Such partial prepayment shall not postpone the due date of any subsequent monthly installments or change the mount of such installments, unless Lender agrees in writing.

       Borrower agrees to pay all charges in connection with the servicing of this Note, including but not limited to obtaining tax searches and bills, ownership transfers, releases, consents, extensions, modifications, assignments, and satisfactions and releases of financing statements.

       Demand, presentment, notice of dishonor, diligence, protest, notice of protest, trial by jury, and all 'other demands and notices are hereby waived by Borrower and all makers, sureties, guarantors, and endorsers hereof. In any litigation to which Lender and Borrower shall be adverse parties, Borrower hereby waives (to the extent permitted by law) the fight to claim any defense based on any statute of limitations or on any claim of laches and waives any counterclaim, cross-claim, or set-off of any nature or description. Borrower also (a) acknowledges and agrees that Lender can bring any suit, action, or proceeding under this Note or any of the documents or instruments mentioned herein in the courts of Shawnee County, Kansas, or the courts of the United States District Cottrt for the District of Kansas, but shall not be restricted to such courts; Co) consents to the jurisdiction of such courts; and (c) consents to and waives any objection which Borrower now has or may hereafter have to proper venue existing in any of such courts. Furthermore, Borrower consents to the applicability of the law of the State of Kansas with respect to personal liability under this Note and any action for a deficiency judgment, whether before or after power of sale or judicial action foreclosure. This Note shall be the joint and several obligation of Borrower and all makers, guarantors, sureties, and endorsers, and shall be binding upon them and their successors, heirs, personal representatives, and assigns.

       Any notice to Borrower provided for in this Note shall be given by mailing such notice by registered or certified mail, return receipt requested, postage prepaid, addressed to Borrower at 501 Kansas Avenue, Kansas City, Kansas, 66105, or to such other address as Borrower may designate in writing to Lender as provided herein. Any notice to Lender shall be given by mailing such notice by registered or certified mail, return receipt requested, postage prepaid, addressed to Lender at the address stated in this Note, or at such other address as Lender may designate by notice to Borrower as provided herein. Notice shall be deemed given to Borrower or Lender upon deposit in the United States mail in such manner.

       From time to time, without affecting the obligation of Borrower or the heirs, personal representatives, successors, or assigns of Borrower to pay the outstanding principal balance of this Note and observe the covenants of Borrower contained herein, without affecting the guaranty of any person, corporation, partnership, or other entity for payment of the outstanding principal balance of this Note, and without giving notice to or obtaining the consent of Borrower, Lender may, at its sole option, extend the time for payment of said outstanding principal balance or any pan thereof, reduce the payments thereon,

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release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance, join in any extension or subordination agreement, release any security given herefor (whether in whole or in pan), take or release other or additional security, and agree in writing with Borrower to modify the rate of interest or period of amortization of this Note or change the mount of the monthly installments payable hereunder.

       This Note is to be construed in accordance with the laws of the State of Kansas. In case any one or more of the provisions of this Note shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If any one or more of the provisions contained in this Note shall for any reason be held to be unenforceable as to amount, time, duration, scope, activity, or subject, such provision shall be construed by limiting and reducing it so as to make such provision enforceable to the extent compatible with applicable law.

       If Borrower is required or obligated at any time to pay interest on this indebtedness evidenced hereby at a rate in excess of the maximum interest rate permitted by law, then the rate of interest under this Note shall be deemed to be reduced to such maximum lawful rate, the interest payable shall be computed and compounded at such maximum lawful rate, and all prior interest payments in excess of the maximum lawful rate shall be applied to and shall be deemed to have been payments in reduction of the principal balance of this Note.

       In the event of any conflict between the terms of this Note and any other instrument, the terms of this Note shall govern.

       Borrower acknowledges and agrees that it will use the proceeds evidenced by this Note for a business loan.

       As used herein, the singular shall mean the plural, the male the female, the personal the impersonal, and vice versa.

This Note cannot be changed, amended, or modified orally.

       This writing is intended by the parties as a final expression of this Note and also is intended as a complete and exclusive statement of the terms of this Note. No course of prior dealing between the parties, no usage of trade and no parol or extrinsic evidence of any nature shall be used to supplement or modify any term hereof, nor are there any conditions to the full effectiveness of this Note.

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       Time is of the essence with respect to all of Borrower' s obligations and agreement under this Note.

                              ELECTRONIC PROCESSING, INC.
                              a Missouri corporation



                              By:
                                   ------------------------------
                                   Tom W. Olofson
                                   Chairman and CEO
(Corporate Seal)



Attest:



-------------------------
Secretary/Asst. Secretary